UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 1, 2008


                              BLUGRASS ENERGY INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-135852
                            (Commission File Number)

                                   20-4952339
                        (IRS Employer Identification No.)

           3751 Appain Way, Suite #75, Lexington, Kentucky 40517-5929
             (Address of principal executive offices and Zip Code)

                                  859-552-6036
               Registrant's telephone number, including area code

                               Coastal Media Inc.
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

Effective October 1, 2008, we effected a 15 for one forward stock split of our issued and outstanding common stock. As a result, our authorized capital has not increased and shall remain at 75,000,000 shares of common stock and our outstanding share capital has increased from 3,600,000 shares of common stock to 54,000,000 shares of common stock.

Also effective October 1, 2008, we have changed our name from "Coastal Media Inc." to "Blugrass Energy Inc.". The change of name was approved by our directors and a majority of our shareholders.

ITEM 7.01 REGULATION FD DISCLOSURE

The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on October 1, 2008 under the new stock symbol "BLUG". Our new CUSIP number is 09623H 100.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.1.1  Certificate of Change with respect to the forward stock split

3.1.2  Certificate of Amendment with respect to the change of name

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUGRASS ENERGY INC.


/s/ Leslie A. Schaefer
------------------------------
Leslie A. Schaefer
President

October 2, 2008